UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Dated October 11, 2011

of

ARRIS GROUP, INC.

A Delaware Corporation

IRS Employer Identification No. 58-2588724

Commission File Number 000-31254

3871 Lakefield Drive

Suwanee, Georgia 30024

(678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 11, 2011, ARRIS Group, Inc. confirmed that it expected results for the third quarter of 2011 to be within the range of the previously provided guidance, although probably a little bit below the mid-point of that range. Actual results may differ from this expectation for a range of reasons including the fact that the company has not yet finalized its accounting for the quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

By:	/s/ Lawrence A Margolis
Lawrence A. Margolis
Executive Vice President,
Administration, Legal, HR, and Strategy,
Chief Counsel, and Secretary

Dated: October 11, 2011

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